Exhibit 14(a)

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Global Allocation Fund, Inc.:

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-22462 on Form N-14 of our report dated December 16, 1999 appearing in the annual report to shareholders of Merrill Lynch Global Allocation Fund, Inc. for the year ended October 31, 1999, and to the reference to us under the captions “COMPARISON OF THE FUNDS - Financial Highlights” and “EXPERTS” appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey March 16, 2000